Exhibit 10.5
BENEFITS RESTORATION PLAN FOR SALARIED EMPLOYEES
OF GENCORP INC. AND CERTAIN SUBSIDIARY COMPANIES
PURPOSE
     The purpose of this Plan is to restore the pension and profit sharing plan benefits which eligible employees and their beneficiaries would otherwise lose as a result of Internal Revenue Code limitations upon contributions to, and payment of benefits from, tax qualified pension and profit sharing plans. By restoring such benefits, this Plan permits the total benefits of such employees to be provided on the same basis as is applicable to all other employees under such plans. The terms and provisions of this Plan are as follows:
SECTION 1
DEFINITIONS
     Wherever used herein:
     (i) “Beneficiary” means a named beneficiary, joint annuitant or surviving spouse of a deceased Participant.
     (ii) “Code” means the Internal Revenue Code of 1986, as presently in effect or hereafter amended.
     (iii) “Company” means GenCorp Inc.
     (iv) “Effective Date” means December 1, 1982, except as otherwise specifically provided.
     (v) “Member Company” means the Company, Aerojet-General Corporation (“Aerojet”) and any of their subsidiaries which are designated as Member Companies by the Company’s Administrative Committee.
     (vi) “Participant” means an employee of a Member Company who is a participant under the Pension or Profit Sharing Plans (as defined below) or is a Beneficiary receiving a benefit under such plans, provided, however, that no employee shall become a Participant prior to the date such employee’s employer became a Member Company.
     (vii) “Pension or Profit Sharing Plans” means the pension, savings and profit sharing plans of a Member Company applicable to salaried employees.

     (viii) “Plan” means the plan set forth in this instrument known as the “Benefits Restoration Plan for Salaried Employees of GenCorp Inc. and Certain Subsidiary Companies,” as it may be amended from time to time.
     (ix) “Administrative Committee” means the GenCorp Administrative Committee as appointed by the GenCorp Board of Directors.
     (x) “Change in Control” means the occurrence of any of the following events, subject to the provisions of paragraph (E) hereof:
     (A) All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the surviving, resulting or acquiring corporation or entity are beneficially owned (as that term is defined in Rule 13-d3 under the Securities Exchange Act of 1934 [“Exchange Act"], as amended) (such ownership, “Beneficial Ownership”) by the shareholders of the Company immediately prior to the completion of the transaction; or
     (B) Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”)) has become the Beneficial Owner of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company; or
     (C) The individuals who, as of the later of (i) January 1, 2006, or (ii) the Participant’s date of hire by the Company, constituted the Board (the “Incumbent Directors”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute a majority thereof, provided that (1) any individual becoming a director of the Company subsequent to the later of (i) January 1, 2006, or (ii) the Participant’s date of hire by the Company shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds of the other Incumbent Directors and (2) any individual whose initial assumption of office is in connection with or as a result of an actual or threatened election contest relating to the election of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation shall not be considered an Incumbent Director; or
     (D) The Board determines that (1) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (A), (B) or (C) hereof and (2) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the Change in Control provisions of this Program and other compensation and benefit programs, plans and agreements of the Company, if a Change in Control shall be deemed to have occurred.
     (E) Notwithstanding the foregoing provisions of this Section 1(x):
     (1) If any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in paragraph (D) hereof shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may upon a majority vote, including a majority vote of all then-continuing Incumbent Directors (such vote, a “Majority Vote”), by notice to the Executive, nullify the effect thereof and a Change in Control shall be deemed not to have occurred, but without prejudice to any action that may have been taken prior to such nullification.
     (2) Unless otherwise determined in a specific case by the Board, a Change in Control shall not be deemed to have occurred for purposes of paragraph (B) hereof solely because (a) the Company, (b) a subsidiary of the Company, or (c) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing Beneficial Ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.
     (3) For the avoidance of doubt, the fact that a particular event may not constitute a “Change in Control” under any subparagraph of this Section 1(x) will not affect whether a Change in Control shall be determined to have occurred under any other subparagraph.
SECTION 2
ELIGIBILITY
     2.1 Eligibility. A Participant who qualifies for a benefit under either the Pension or Profit Sharing Plans and who incurs a reduction in such benefit as a result of the Code’s limitations upon contributions to, and payment of benefits from, such plans (except a reduction mandated by the Actual Deferral Percentage test contained in Section 401(k) of the Code) shall be eligible to participate in this Plan.

SECTION 3
BENEFITS
     3.1 Amount of Benefit. The benefit provided by this Plan shall be an amount equal to the difference, if any, between (a) the aggregate amount of benefit to which the Participant would be entitled under each of the Pension or Profit Sharing Plans computed without regard to the Code’s limitations upon contributions to, and payment of benefit from, such plans (except a reduction mandated by the Actual Deferral Percentage test contained in Section 401(k) of the Code) and (b) the aggregate amount of benefit to which the Participant would be entitled under each of the Pension or Profit Sharing Plans after giving effect to all such limitations and all such exclusions. In addition, each allocation under this Plan attributable to the restoration of profit sharing plan benefits shall be credited, beginning September 1, 1985, with a rate of investment return which the Participant would have earned if he were credited with plan shares in the profit sharing plan in which the employee is a participant, except, however, that for purposes of this Plan, all profit sharing plan elections to participate in the GenCorp Stock Fund shall be treated as elections to participate in the Interest Accumulation Fund.
     In connection with the spin-off of the Company’s Performance Chemicals and Decorative and Building Products businesses into a separate and independent public company, OMNOVA Solutions Inc. (“OMNOVA”), the Company’s obligations as of September 30, 1999 to pay benefits under the Plan to any Participant who, as of September 30, 1999, (i) was an active employee of the Company whose employment was transferred to OMNOVA on that date and who consented in writing to the transfer described herein, or (ii) was a former employee of the Company who had terminated employment from (A) an active business location of OMNOVA or (B) the Company’s former business location in Newcomerstown, Ohio were transferred to, and assumed by, OMNOVA. To the extent so transferred, the Company shall have no obligation to pay any benefits under the Plan to a Participant, and the obligations assumed by OMNOVA will be paid to the Participant in accordance with the terms of the Benefits Restoration Plan of OMNOVA Solutions Inc.
     In connection with the sale of the Company’s Aerojet Electronics and Information Systems Group (“AES”) to Northrop Grumman Systems Corporation (“Northrop”), the Company’s obligations as of the closing of such sale (“Closing Date”) to pay benefits under the Plan to any Participant who, as of the Closing Date, was an active employee of AES whose employment was transferred to Northrop and who consented in writing to the transfer described herein, will be transferred to and assumed by Northrop. To the extent so transferred, the Company shall have no obligation to pay any benefits under the Plan to a Participant, the Participant shall cease to accrue benefits under the Plan, and the obligations assumed by Northrop will be paid to the Participant in accordance with the terms of the Northrop Grumman Deferred Compensation Plan.
     3.2 Allocations. Except as hereinafter specifically provided, the allocation to plan accounts under this Plan attributable to the restoration of profit sharing plan benefits shall be made in the same manner and shall be subject to the same conditions as would have been applicable if such allocations were made to the profit sharing plan, except, however, that (a) with respect to contributions pursuant to a Section 401(k) election, a Plan Participant must contribute to this Plan for the remainder of any calendar year in which applicable Code limitations are reached at the rate specified in his deferral election under this Plan made prior to such calendar year, and (b) 401(k) after tax contributions shall be treated as deferred income, provided an appropriate deferral election is signed by the Plan Participant.
     3.3 Benefit Payments. The benefit payable under this Plan which is attributable to the restoration of profit sharing plan benefits shall be paid to the Participant (or to the Participant’s Beneficiary under such plan in case of the Participant’s death) in a single lump sum as soon as practicable following the Participant’s termination of employment. The benefit payable under this Plan which is attributable to the restoration of pension plan benefits shall be paid in the same manner and to the same persons prescribed by the provisions of the pension plan which would have been applicable if such benefit were paid under the pension plan. Benefits under this Plan shall be payable from the general assets of the Company, and participation hereunder shall not cause a Participant to have any title to, or beneficial ownership in, any of the assets of the Company. Nothing in this Plan shall operate or be construed to modify, amend or affect the terms and provisions of the Pension or Profit Sharing Plans in any way.
     3.4. Change in Control. Notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control, benefits will be determined and paid in accordance with this Section 3.4:
     (a) Vesting. Upon the occurrence of a Change in Control, the (i) benefits of a Participant with whom the Company has entered into a Severance Agreement which have accrued but not vested under this Plan, and (ii) benefits of such a Participant which have accrued but not vested under the applicable Pension or Profit Sharing Plans, shall become vested and payable in accordance with the terms of this Plan.
     (b) Funding.
     (i) Upon the occurrence of a Change in Control, the performance of the Company’s obligations under this Plan shall be secured by amounts deposited or to be deposited in trust pursuant to a trust agreement to which the Company shall be a party, providing for payment of benefits in accordance with the terms of this Plan. Any failure by the Company to satisfy its obligations under this Section 3.4(b) shall not limit the rights of any Participant hereunder.
     (ii) Upon the earlier to occur of (A) a Change of a Control or (B) a declaration by the Board of Directors of the Company that a Change in Control is imminent, the Company shall promptly, to the extent it has not previously done so, and in any event within five business days, transfer to the trustee of such trust, to be added to the principal of the trust, a sum equal to
     (I) the aggregate account balances, on the date of the Change in Control (or on such fifth business day if the Board has declared a Change in Control to be imminent), of Participants who have benefits to be paid hereunder with respect to the applicable Profit Sharing Plans, plus

     (II) the present value on the date of the Change in Control (or on such fifth business day if the Board has declared a Change in Control to be imminent) of the benefits to be paid to the Participants hereunder with respect to any applicable Pension Plans, such present value to be computed (a) assuming that benefit payments to any Participant will commence on such Participant’s earliest retirement date under the applicable Pension Plan, and (b) applying a discount factor which is equal to the yield to maturity, as reported in the Midwest Edition of The Wall Street Journal, of the 26-week Treasury Bill most recently issued as of the date of the Change in Control.
Any payments of benefits hereunder by the trustee shall, to the extent thereof, discharge the Company’s obligation to pay benefits hereunder, it being the intent of the Company that assets in such trusts be held as security for the Company’s obligation to pay benefits under this Plan.
     (iii) Subject to the foregoing, a Participant shall have the status of a general unsecured creditor of the Company and shall have no right to, or security interest in, any assets of the Company.
     3.5 Lump Sum Payments. This section applies only to pension benefits accrued prior to January 1, 2005.
     (a) Election. Amounts due to a participant under this Plan may be paid in a lump sum in accordance with the following:
     (i) Former employees will be able to elect a lump sum payment of their deferred interest, subject to a 10% “haircut” and all applicable tax withholding.
     (ii) Active employees may receive lump-sum payments upon termination of employment based upon:
     (A) an election made at least one year in advance of termination; or
     (B) an election which is made both (1) at least six months in advance of termination, and (2) in the calendar year prior to termination; or
     (C) where an advance election is not possible (e.g., in the case of a short-notice involuntary termination), a request for a lump sum payment which is approved by the Administration Committee in its full discretion.
     (b) Amount. The amount of any lump sum payment hereunder will be computed using the then-current interest rate for 30-year Treasury securities.

SECTION 4
ADMINISTRATION
     4.1 Administrative Committee and Powers. The Administrative Committee shall administer this Plan and shall have, exercise and perform all of the powers, rights, authority and duties set forth in each of the Pension or Profit sharing Plans with the same effect as if similarly set forth herein with respect to this Plan. Any determination or decision of the Administrative Committee shall be conclusive and binding on all persons having or claiming to have any interest whatever under this Plan.
SECTION 5
MISCELLANEOUS
     5.1 Amendment and Termination. The Company reserves the right at any time and from time to time, by resolution of its Board of Directors or its delegate, to amend or terminate this Plan; provided, however, that no such amendment or termination shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of this Plan as in effect prior to such action.
     5.2 No Alienation of Benefits. No Participant may assign, anticipate or otherwise encumber any payment due under this Plan. Except as may otherwise be required by law, any payment due under this Plan shall be exempt from the claims of the Participant’s creditors.
     5.3 No Enlargement of Employment Rights. The provisions of the Pension or Profit Sharing Plans relative to employment rights shall be applicable to this Plan with the same effect as though set forth in full herein.
     5.4 No Requirement to Fund. The Company shall not be required to reserve or otherwise set aside funds for the payment of its obligations hereunder.
     5.5 Laws Governing. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.